UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2002

Pinnacle Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24773	65-0652634

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 North Cattlemen Road, Suite 300, Sarasota, Florida 34232

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (941) 364-8886

(Former name or former address, if changed since last report)

     This 8-K/A amends the Current Report on Form 8-K, filed by Pinnacle Holdings Inc. (“Pinnacle”) on August 14, 2002 (the “Original 8-K”).

Item 3. Bankruptcy or Receivership

     As previously reported by Pinnacle by means of an 8-K it filed on May 22, 2002, on May 21, 2002, Pinnacle and certain of its wholly owned subsidiaries, Pinnacle Towers Inc., Pinnacle Towers III Inc. and Pinnacle San Antonio LLC (collectively, the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) (Case Nos. 02-12477 and 02-12482 through 02-12484).

     On July 30, 2002, the Bankruptcy Court entered an order (the “First Confirmation Order”) confirming the Debtors’ first amended joint plan of reorganization plan (the “First Amended Plan”). A copy of the First Amended Plan, previously filed as an exhibit to the Original 8-K, and the First Confirmation Order, previously filed as an exhibit to the Original 8-K, and are incorporated herein by reference. A description of the First Amended Plan is set forth in the First Amended Disclosure Statement (the “First Disclosure Statement”), previously filed as an exhibit to the Original 8-K, and incorporated herein by reference.

     It was contemplated that the First Amended Plan would be funded by two new sources of capital: (1) an equity investment of up to $205.0 million by Fortress Investment Group (“Fortress”) and Greenhill Capital Partners (“Greenhill,” and together with Fortress, the “Investors”) pursuant to the terms of the Securities Purchase Agreement (the “Purchase Agreement”) entered into as of April 25, 2002, and (2) an approximately $340.0 million new credit facility, pursuant to the terms of a Commitment Letter dated April 25, 2002, from Deutsche Bank Securities Inc. and Bank of America, N.A. issued to the Investors (the “Commitment Letter”).

     As previously announced, since the Bankruptcy Court entered the First Confirmation Order confirming the First Amended Plan, Pinnacle was informed by the Investors that the Investors believed that, based on current market conditions, particularly as they relate to extensions of senior credit to companies associated with the telecommunications industry, the new credit facility contemplated by the Commitment Letter may not be able to be consummated on terms commercially acceptable to the Investors. Since that time, Pinnacle and the Investors have been actively pursuing alternative financing to consummate the transactions contemplated by the Purchase Agreement.

     On September 18, 2002, the Debtors filed an amendment to the First Disclosure Statement (as amended, the “Second Disclosure Statement”) and First Amended Plan (as amended, the “Second Amended Plan” and collectively with the “Second Disclosure Statement, the “Amendment”), attached hereto as Exhibit 2.2, and incorporated herein by reference. On September 24, 2002, the Bankruptcy Court approved the adequacy of the disclosure contained in the Second Disclosure Statement in support of the Second Amended Plan. The Second Amended Plan no longer contemplates an approximately $340.0 million new credit facility. Rather, under the Second Amended Plan, Pinnacle’s existing credit facility will be paid down from the proceeds of the transactions contemplated by the Purchase Agreement, together with proceeds from certain asset sales, or a subordinated bridge loan from the Investors of up to $5.0 million (if such asset sale proceeds are not available), and up to $12.0 million of Pinnacle’s cash on hand, such that an aggregate of $275.0 million principal is left outstanding under the existing credit facility. Upon the closing of the transactions contemplated by the Purchase Agreement, the existing credit facility will be amended and restated to provide for a three year secured term loan of $275.0 million, and certain of the term loan lenders will provide Pinnacle a secured revolving loan facility of between $25 to $30 million. It is currently contemplated that the principal terms and conditions of such loans will be consistent with the term sheet attached hereto as Exhibit 99.3, and incorporated herein by reference.

     The Second Amended Plan and Second Disclosure Statement are only being sent to solicit acceptances from the lenders under Pinnacle’s existing credit facility because the treatment of all other classes, including the holders of Pinnacles’ 10% Senior Discount Notes due 2008 (the “Senior Notes”), 5 1/2% Convertible Subordinated Notes due 2007 (the “Convertible Notes”) and common stock, remains unchanged from the First Amended Plan. The date by which such solicitation materials must be mailed is September 26, 2002 at midnight (New York time). The date by which ballots must be received is October 7, 2002 at 5:00 p.m. (New York time). The date by which objections to confirmation of the Second Amended Plan must be filed and served is October 7, 2002 at 12:00 noon (New York time). A hearing to consider confirmation of the Second Amended Plan is currently scheduled to take place on October 9, 2002 at 10:00 a.m. (New York time).

     The following discussion relates to the First Amended Plan as confirmed by the Confirmation Order, and which remains unchanged by the Second Amended Plan:

     In connection with the consummation of the transactions contemplated by the Purchase Agreement, Pinnacle will be merged into a newly formed Delaware corporation formed by the Investors (“New Pinnacle”) with New Pinnacle being the surviving corporation. As previously announced, under the terms of the Purchase Agreement with the Investors, Fortress will purchase up to approximately 13,735,000 shares of common stock of New Pinnacle (the “Fortress Shares”) and Greenhill will purchase up to approximately 6,765,000 shares of common stock of New Pinnacle (the “Greenhill Shares”, and together with the Fortress Shares, the “Investor Shares”). The Purchase Agreement provides for the cancellation of the Senior Notes in exchange for up to $114.0 million (or $350.77 per $1,000 par value bond) in cash or, at the holder’s election, a combination of cash and up to 49.9% of New Pinnacle’s outstanding common stock. The number of Investor Shares (and hence their cash investment) will be proportionately decreased by the number of shares purchased by holders of the Senior Notes.

     The Purchase Agreement also provides for the cancellation of the Convertible Notes in exchange for up to $500,000 in cash and five-year warrants to purchase up to approximately 205,000 shares of New Pinnacle’s common stock at approximately two times the price of the Investor Shares. The Convertible Note holders can double this amount to a total of $1.0 million in cash and warrants to purchase 410,000 shares, representing approximately 2% of New Pinnacle’s equity capitalization, if the Convertible Note holders agree to give certain releases. The Purchase Agreement further provides for cancellation of the outstanding shares of Pinnacle common stock. Former stockholders and plaintiffs in a stockholder class action shall receive five-year warrants to purchase up to 102,500 shares of New Pinnacle common stock (representing approximately 1/2% of New Pinnacle’s equity capitalization) at approximately two times the price of the Investor Shares. This amount

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can be doubled to 205,000 shares, representing approximately 1% of New Pinnacle’s capitalization, if the stockholders agree to give certain releases. Trade and other creditors will be paid in full in the ordinary course.

     As of August 13, 2002, 48,589,444 shares of the current common stock of Pinnacle were issued and outstanding. Assuming the consummation of the transactions contemplated by the Purchase Agreement, based on current estimates, New Pinnacle would issue (1) approximately 20,500,000 shares of New Pinnacle common stock; (2) warrants exercisable for approximately 3% of the outstanding shares of New Pinnacle common stock; and (3) stock options exercisable for approximately 10% of the outstanding shares of New Pinnacle common stock to certain management employees of New Pinnacle.

     Information as to assets and liabilities of Pinnacle as of July 30, 2002, was previously filed as an exhibit to the Original 8-K, and incorporated herein by reference.

     Pinnacle issued a related press releases on July 31, 2002 and August 7, 2002, which were previously filed as an exhibit to the Original 8-K, and are incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.

2.1	Debtors’ Amended Joint Plan of Reorganization, dated June 27, 2002 (1)

2.2	Amendment to Debtors’ First Amended Disclosure Statement and First Amended Joint Plan of Reorganization

99.1	Confirmation Order Confirming Debtors’ Joint Reorganization Plan (1)

99.2	Debtors’ First Amended Disclosure Statement, dated June 27, 2002 (1)

99.3	Term Sheet

99.4	Statement of Assets and Liabilities of Pinnacle as of July 30, 2002 (1)

99.5	Press Release, dated July 31, 2002 (1)

99.6	Press Release, dated August 7, 2002 (1)

(1)	Incorporated by reference from Pinnacle’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 14, 2002.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE HOLDINGS INC. (Registrant)

By: /s/ Steven R. Day

Steven R. Day, Chief Executive Officer
Date: September 25, 2002

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